Exhibit 10.5

AMENDMENT #1 TO

CONSULTING AGREEMENT BETWEEN

KARYOPHARM THERAPEUTICS INC.

AND JATIN SHAH, M.D.

THIS AMENDMENT #1 (“Amendment”) amends the Consulting Agreement between Karyopharm Therapeutics Inc. (“Karyopharm”) and Jatin Shah, M.D. (“Consultant”) with an Effective Date of the 1st day of March 2022, (the “Agreement”). This Amendment shall be effective as of March 21, 2022 (the “Amendment 1 Effective Date”).

WHEREAS, the Consultant and the Company agree to amend the description of services provided by the Consultant; and

WHEREAS, the Parties wish to amend the hours of services to be provided by Consultant.

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.
Amendments.

Exhibits. Exhibit A is hereby deleted in its entirety, and replaced with A-1, attached hereto, which shall be effective as of the Amendment 1 Effective Date.

2.
Miscellaneous. Except as specifically amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect. Capitalized terms in this Amendment have the same meaning as set forth in the Agreement. This Amendment may be executed in any number of counterparts and electronically, each of which will be deemed to be an original and all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment is effective as of the Amendment #1 Effective Date.

KARYOPHARM THERAPEUTICS INC. JATIN SHAH, M.D.

/s/ Steven Rotman_____________________ /s/ Jatin Sha___________________

By: Steven Rotman By:

Title: Chief People & Corporate Engagement Officer Title:

1

Exhibit A-1

DESCRIPTION OF SERVICES

The Consultant shall provide assistance to the Company, as from time to time reasonably requested by the Chief Executive Officer or his designees limited to institutional knowledge relating to myeloma specific matters for internal purposes only.

The Consultant shall devote up to 15 hours per month to providing Services.